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                                                              EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41187 of Details Capital Corp. on Form S-4 of our report dated June 2, 1995 relating to the statements of income and retained earnings and of cash flows of Colorado Springs Circuits, Inc. for the year ended March 31, 1995, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Independent Auditors" in such Prospectus.

Deloitte & Touche LLP

Denver, Colorado
January 16, 1998